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                                                                EXHIBIT 23.9

                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated April 1, 1999 for First American Records Management, Inc. included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on July 9, 1999, and to all references to our Firm included in this registration statement.

                             /s/ Brach, Neal, Daney & Spence, LLP


San Jose, California
July 9, 1999